Exhibit 99.1

Nektar to Acquire Aerogen to Broaden Pulmonary Technology Base and Strengthen Capabilities for Treatment in the Acute Care Setting

San Carlos, Calif. & Mountain View, Calif

August 15, 2005

Nektar Therapeutics (Nasdaq:NKTR) and Aerogen, Inc. (Pink Sheets:AEGN.PK) announced today that they have signed a definitive merger agreement whereby Nektar will acquire Aerogen in a transaction valued at approximately $32 million.

“The acquisition of Aerogen broadens Nektar’s pulmonary delivery capabilities by adding advanced inhaleable liquid drug technology to Nektar’s base of leading inhaleable powdered drug technology,” said Ajit S. Gill, Nektar president and chief executive officer. “Over the last ten years, Aerogen has built the capabilities for treatment of acute care pulmonary conditions, an area of interest for us for proprietary products. The addition of Aerogen’s technology, people, products, programs, and intellectual property with a patent portfolio of more than 35 patents will extend the range of inhaleable proprietary opportunities for Nektar. We plan to provide greater detail on the Aerogen acquisition and how it fits with our proprietary products program at our investor meeting on September 29, 2005.”

Aerogen develops products based on its OnQ® Aerosol Generator technology to improve the treatment of respiratory disorders in the acute care setting. Nektar enables high-value, differentiated therapeutics with its industry-leading drug delivery technologies, including inhaleable powdered drugs for treating systemic and local lung indications.

“We believe this transaction is in the best interests of our stockholders, customers and patients,” said John C. Hodgman, Aerogen president and chief executive officer. “As a leader in advanced inhaleable powdered drug products, Nektar has an understanding of the value and potential of Aerogen’s advanced inhaleable liquid capabilities. Aerogen technology and expertise will facilitate the development of certain product opportunities that best lend themselves to an inhaleable liquid delivery system.”

Terms of the Agreement

The transaction is structured as a cash and stock transaction, with Nektar providing approximately $8 million in cash and approximately $24 million in stock with the option of paying all in cash as described below.

Under the terms of the agreement, and upon completion of the acquisition, each share of common stock will be exchanged for a total of approximately $0.75 per common share, comprising either $0.1875 in cash, and approximately $0.5625 per common share in Nektar common stock (valued based on the volume-weighted average price of Nektar common stock during the twenty trading days ended two days prior to the completion of the acquisition) or all cash as discussed below. Also upon completion of the acquisition, each share of Aerogen A-1 preferred stock will be exchanged for a total of approximately $29.0251 per A-1 Preferred share, comprising either $7.2563 in cash, and approximately $21.7688 in Nektar common stock (valued as described above), or all cash.

At any time prior to September 15, 2005, Nektar may, at its sole discretion, elect to pay the entire consideration in cash, resulting in payments to Aerogen stockholders of approximately $0.75 in cash per common share and approximately $29.0251 in cash per A-1 Preferred share. It is anticipated that the merger will be treated as a taxable transaction. The premium over the average closing price per common share over the last 30 trading days is 50%.

The boards of directors of Nektar and Aerogen have approved the transaction, which is subject to Aerogen shareholders’ approval and other customary closing conditions. The transaction is anticipated to be consummated sometime in the fourth quarter of this year. The transaction does not affect Nektar’s previous guidance for year-end 2005 cash balance of greater than $270 million.

About Aerogen

Aerogen, Inc. develops products based on its OnQ Aerosol Generator technology to improve the treatment of respiratory disorders in the acute care setting. Aerogen has commercialized its Aeroneb® Micropump Nebulizer products for hospital, home and pre-clinical use through a network of world-class respiratory distribution partners that includes Puritan-Bennett, Respironics, Maquet, Cardinal Health, Evo Medical Solutions, and Buxco. Aerogen also has development collaborations with pharmaceutical and biotechnology companies for use of its technology in the delivery of novel compounds that treat respiratory and other disorders. Founded in 1990, Aerogen has its headquarters in Mountain View, Calif. with a facility in Galway, Ireland. In 2004, Aerogen reported revenue of $6.2 million and net loss of $10.1 million. For more information, visit www.aerogen.com.

About Nektar

Nektar Therapeutics enables high-value, differentiated therapeutics with its industry-leading drug delivery technologies, expertise and manufacturing capabilities. The world’s top biotechnology and pharmaceutical companies are developing new and better therapeutics using Nektar’s advanced technologies and know-how. Nektar also develops its own products by applying its drug delivery technologies and its expertise to existing medicines to enhance performance, such as improving efficacy, safety and compliance. For more information, visit www.nektar.com.

Additional Information about the Merger and Where to Find It

In connection with Nektar Therapeutics’ proposed acquisition of Aerogen, Inc. (the “Acquisition”), Aerogen intends to file a proxy statement and other relevant materials and Nektar intends to file a registration statement/prospectus and other relevant materials, with the Securities and Exchange Commission (the “SEC”), in the event that Nektar does not make the election to pay all cash in the transaction. INVESTORS AND SECURITY HOLDERS OF AEROGEN ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEKTAR, AEROGEN AND THE ACQUISITION. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Nektar or Aerogen with the SEC, may be obtained free of charge at the SEC’s WEB site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Nektar by directing a written request to: Nektar Therapeutics, 150 Industrial Road, San Carlos, CA 94070, ATTN: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aerogen by contacting Aerogen, Inc., 2071 Stierlin Court, Suite 100, Mountain View, CA 94043, ATTN: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Acquisition.

Nektar, Aerogen and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Aerogen in favor of the Acquisition. Information about those executive officers and directors of Nektar and their ownership of Nektar common stock is set forth in the proxy statement for Nektar’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2005. Information about the executive officers and directors of Aerogen and their ownership of Aerogen common stock is set forth in the proxy statement for Aerogen’s Form 10-K, which was filed with the SEC on April 15, 2005, as amended by Amendment No. 1 on Form 10-K/A, which was filed with the SEC on April 19, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Nektar, Aerogen and their respective executive officers and directors in the Acquisition by reading the proxy statement/prospectus regarding the Acquisition when it becomes available.

Aerogen Safe Harbor

To the extent any statements made in this release relate to information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside of Aerogen’s control and other uncertainties, and are subject to various risk factors that could cause Aerogen’s actual results to differ materially from those expressed in any forward-looking statement. The risk factors include, without limitation, the risk that the conditions to the Acquisition are not satisfied, that the Acquisition does not close, the need for additional funding, the inherent risks of product development, clinical outcomes, regulatory risks and risks related to proprietary rights, market acceptance and competition, and are described in Aerogen’s reports and other filings with the SEC, including Aerogen’s Annual Report on Form 10-K/A for the year ended December 31, 2004, filed with the SEC on April 19, 2005, and Aerogen’s Quarterly Report filed on Form 10-Q for the quarter ended June 30, 2005, filed with the SEC on July 27, 2005. Aerogen does not undertake any obligation to update forward-looking statements.

Nektar Safe Harbor

This release contains forward-looking statements that reflect management’s current views as to Nektar’s business strategy, product and technology development plans and funding, collaborative arrangements, clinical trials, and other future events and operations. These forward-looking statements involve uncertainties and other risks that are detailed in Nektar’s reports and other filings with the SEC, including its Annual Report on Form 10-K, as amended, for the year ended December 2004 and its Quarterly Report on 10-Q for the quarter ended June 30, 2005. Actual results could differ materially from these forward-looking statements.